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                         MAHONING NATIONAL BANCORP, INC.
                                    FORM 10-K

                                   EXHIBIT 21

                         Subsidiaries of the Registrant

            The following is the sole subsidiary of Mahoning National Bancorp, Inc.:

                           The Mahoning National Bank of Youngstown
                           23 Federal Plaza
                           Youngstown, Ohio  44501-0479

                           (Incorporated in Ohio)




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